EXHIBIT 23.2



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 5, 1999, relating to the consolidated financial statements of Datakey, Inc. and subsidiary, included in
Item 7 of the annual report on Form 10-KSB for the year ended December 31, 1998.

                                           /s/ McGladrey & Pullen, LLP
                                           McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
July 29, 1999